UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2016

AMEDICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 839-3500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
As previously announced in our Current Report on Form 8-K dated November 3, 2015, at a special meeting of the stockholders of Amedica Corporation (the “Company”) the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse split of the Company’s common stock, par value $0.01 (the “Common Stock”) and authorized the Board of Directors (the “Board”) to, at their sole discretion, select a ratio of between 1-for-2 and 1-for-15, inclusive.
The Board has determined to set the reverse stock split ratio at 1-for-15 (the “Reverse Stock Split”). The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on January 25, 2016 (the “Effective Time”), pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 2016. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.
In connection with the Reverse Stock Split, the CUSIP number of the Common Stock will be changed to 023435 209. The Common Stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis on January 25, 2016.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: January 22, 2016	By:	/s/ Ty Lombardi
Ty Lombardi
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation